Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ResMed Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Named Experts and Counsel” in this registration statement.

(signed) KPMG LLP

San Diego, California

January 31, 2007